EXHIBIT 99.1

For Immediate Release

FLIGHT SAFETY TECHNOLOGIES UPDATE

Mystic, CT (July 5, 2007) - Flight Safety Technologies, Inc (AMEX: FLT) Chairman and CEO, Sam Kovnat, issued the following statement on July 2, 2007.

FST recently returned from the Paris Air Show, which is the world's premiere showcase for aviation.  The FST booth, which was partially sponsored by the State of Connecticut, was visited by many representatives of the international aerospace customer community.  Highlights of the show for FST included meetings with US FAA Administrator, Marion Blakey, and Associate Administrator Nick Sabatini as well as key executives from Dubai, India and various other Government and Industry representatives.  FST believes that these discussions reflect a worldwide upsurge of interest in technologies that address capacity constraints due to wake turbulence, Unmanned Aerial Vehicle (UAV) collision avoidance, and terrorist missile threat countermeasures.

FST is developing a system called AWSM (Aircraft Wake Safety Management) to increase airport capacity by safely reducing current spacing requirements between aircraft and is currently preparing a proposal to the FAA for a government-industry collaboration to demonstrate and perform a safety assessment for AWSM. FST is encouraged by the recent congressional House Science Committee recommendation to authorize approximately $48 million for FAA Wake Turbulence related R&D over the next four years (HR Bill 2698, subcommittee markup dated June 14, 2007). While it believes this recommendation signals an increasing focus on wake turbulence and its impact on the air transportation system, there can be no assurance nor any implied expectation that any such funding ultimately will be approved and signed into law or, if so, that FST will receive any funds from this source or any other source. The Bill must go through Senate-House conference action as well as the appropriation process and then be signed by the President.

With regard to FST's Unicorn collision avoidance technology, FST was pleased to be selected by the US Air Force for a Small Business Innovative Research award ($100,000) to study the potential for the use of Unicorn with UAV applications.

FST also is continuing to pursue the TIICM technology for protection of airliners against certain shoulder-fired terrorist missile threats.  FST expects the US Air Force to begin testing this technology using actual missiles at a Government facility starting later this year, although there can be no assurance as to whether or when such testing will commence.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc. is a development stage company pursuing advanced technologies aimed at enhancing safety, security and efficiency for the aviation industry. These new technologies include AWSM™, SOCRATES®, UNICORN™ and TIICM™. The Aircraft Wake Safety Management (AWSM™) system is being developed to provide a total airport system solution to the need for increased airport capacity with enhanced safety. SOCRATES® is an airport based laser acoustic sensor for the detection and tracking of wake vortex turbulence. UNICORN™ is an airborne radar for collision avoidance using state of the art components to achieve low cost, small size and light weight. TIICM™ is an airborne passive countermeasure initiative to protect airliners against the threat of certain terrorist missile attacks.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of pending class action litigation alleging violations of federal securities laws, pending litigation challenging our rights to TIICM™, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and should be considered forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contacts:
Samuel Kovnat
Chairman and CEO
Flight Safety Technologies, Inc.
(860) 245-0191